UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 21, 2007

Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

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7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Burckhardt Appointment

On August 21, 2007, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) approved the appointment of Oliver Burckhardt to President – Spine Division.  In connection with Mr. Burckhardt’s appointment, the Compensation Committee of the Board approved an increase in his annual salary from $254,000 to $265,000 and a one-time stock option grant of 10,000 shares of Company common stock pursuant to the Company’s Amended and Restated 2004 Long-Term Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan
99.2	Form of Nonqualified Stock Option Agreement under the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

Date: August 27, 2007	By:	/s/ Raymond C. Kolls
	Name:	Raymond C. Kolls
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan (filed as an exhibit to the current report on Form 8-K of Orthofix International N.V. dated  June 26, 2007 and incorporated herein by reference)

99.2
Form of Nonqualified Stock Option Agreement under the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan (filed as an exhibit to the Registration Statement on Form S-8 of Orthofix International N.V. dated  August 23, 2007 and incorporated herein by reference (Reg. No. 333-145661))